Exhibit 99.1

WhiteHorse Finance, Inc. Announces Special Distribution And Expected Date To Report Third Quarter 2022 Financial Results

NEW YORK, NY, October 14, 2022 – WhiteHorse Finance, Inc. (“WhiteHorse Finance” or the “Company”) (Nasdaq: WHF)  today announced that its board of directors has declared a special distribution of $0.05 per share, which will be payable on December 9, 2022 to stockholders of record as of October 31, 2022.

Distributions are paid from taxable earnings and may include a return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in the Company's periodic reports filed with the Securities and Exchange Commission (the “SEC”).

In addition, WhiteHorse Finance today announced that it will release its third quarter financial results for the period ended September 30, 2022 on Monday, November 14, 2022. The Company will discuss its financial results on a conference call that day at 1:00 p.m. ET.

To access the teleconference, please dial 800-225-9448 (domestic and international) approximately 10 minutes before the teleconference’s scheduled start time and reference ID #WHFQ322. Investors may also access the call on the investor relations portion of the Company’s website at www.whitehorsefinance.com.

If you are unable to access the live teleconference, a replay will be available beginning approximately two hours after the call’s completion through November 21, 2022. The teleconference replay can be accessed by dialing 800-723-0532 (domestic and international). A webcast replay will also be available on the investor relations portion of the Company’s website at www.whitehorsefinance.com.

About WhiteHorse Finance, Inc.

WhiteHorse Finance is a business development company that originates and invests in loans to privately held, lower middle market companies across a broad range of industries. The Company's investment activities are managed by H.I.G. WhiteHorse Advisers, LLC, an affiliate of H.I.G. Capital, LLC, (“H.I.G. Capital”). H.I.G. Capital is a leading global alternative asset manager with over $50 billion of capital under management* across a number of funds focused on the small- and mid-cap markets. For more information about H.I.G. Capital, please visit http://www.higcapital.com.  For more information about the Company, please visit http://www.whitehorsefinance.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts

Stuart Aronson

WhiteHorse Finance, Inc.

212-506-0500

saronson@higwhitehorse.com

Joyson Thomas

WhiteHorse Finance, Inc.

305-379-2322

jthomas@higwhitehorse.com

Robert Brinberg

Rose & Company

212-257-5932

whitehorse@roseandco.com

Source: WhiteHorse Finance, Inc.

* Based on total capital commitments managed by H.I.G. Capital and affiliates.